                                                                    EXHIBIT FS-5
                                                                    ------------

                         ATLANTIC CITY ELECTRIC COMPANY
                      PRO FORMA CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)


                                                                         As of December 31, 1999
                                                        ----------------------------------------------------------
                                                                                                       Proforma
                                                        Actual Balances         Proforma               Balances
                                                            per the            Transfer of          after Transfer
                                                              F/S                Assets                of Assets
                                                        ---------------        -----------          --------------
                     ASSETS

CURRENT ASSETS
     Cash and cash equivalents                            $    7,924                                $    7,924
     Accounts receivable net of allowances
        of $3,500 and $3,500, respectively                   133,879                                   133,879
     Intercompany loan receivable                             73,532                                    73,532
     Inventories, at average cost                                                                           --
        Fuel (coal and oil)                                   19,598                                    19,598
        Materials and supplies                                 8,890                                     8,890
     Deferred income taxes, net                                6,245                                     6,245
     Prepaid income taxes                                     88,483                                    88,483
     Prepaid New Jersey sales and excise taxes                    --                                        --
     Other prepayments                                         2,223                                     2,223
                                                          ----------           ----------           ----------
                                                             340,774                                   340,774
                                                          ----------           ----------           ----------

INVESTMENTS
     Funds held by trustee                                   105,268                                   105,268
     Other investments                                           103                                       103
                                                          ----------           ----------           ----------
                                                             105,371                                   105,371
                                                          ----------           ----------           ----------

PROPERTY, PLANT AND EQUIPMENT
     Electric generation                                     256,899             (123,981)             132,918
     Electric transmission and distribution                1,224,644                                 1,224,644
     Other electric facilities                               128,388                                   128,388
     Other property, plant, and equipment                      5,772                                     5,772
                                                          ----------           ----------           ----------
                                                           1,615,703             (123,981)           1,491,722
     Less: Accumulated depreciation                          626,080              (34,512)             591,568
                                                          ----------           ----------           ----------
     Net plant in service                                    989,623              (89,469)             900,154
     Construction work-in-progress                            46,025                                    46,025
     Leased nuclear fuel, at amortized cost                   30,391                                    30,391
                                                          ----------           ----------           ----------
                                                           1,066,039              (89,469)             976,570
                                                          ----------           ----------           ----------

DEFERRED CHARGES AND OTHER ASSETS
     Recoverable stranded costs                              988,273                                   988,273
     Unrecovered purchased power costs                        28,923                                    28,923
     Deferred recoverable income taxes                        21,867                                    21,867
     Unrecovered New Jersey state excise taxes                22,567                                    22,567
     Deferred debt refinancing costs                          13,574                                    13,574
     Deferred other postretirement benefit costs              32,479                                    32,479
     Unamortized debt expense                                 14,197                                    14,197
     Other                                                    20,595                                    20,595
                                                          ----------           ----------           ----------
                                                           1,142,475                                 1,142,475
                                                          ----------           ----------           ----------

TOTAL ASSETS                                              $2,654,659           $  (89,469)          $2,565,190
                                                          ==========           ==========           ==========

                         ATLANTIC CITY ELECTRIC COMPANY
                      PRO FORMA CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)


                                                                                    As of December 31, 1999
                                                                     --------------------------------------------------------
                                                                                                                  Proforma
                                                                     Actual Balances         Proforma             Balances
                                                                         per the           Transfer of         after Transfer
                                                                           F/S                Assets              of Assets
                                                                     ---------------       -----------         --------------
          CAPITALIZATION AND LIABILITIES

CURRENT LIABILITIES
    Short-term debt                                                    $   30,000                                $   30,000
    Long-term debt due within one year                                     46,075                                    46,075
    Variable rate demand bonds                                             22,600                                    22,600
    Accounts payable                                                       62,169                                    62,169
    Taxes accrued                                                              --                                        --
    Interest accrued                                                       20,182                                    20,182
    Dividends payable                                                      18,071                                    18,071
    Current capital lease obligation                                       15,480                                    15,480
    Deferred energy supply costs                                           46,375                                    46,375
    Above-market purchased energy contracts                                                                              --
       and other electric restructuring liabilities                         7,992                                     7,992
    Other                                                                  31,893                                    31,893
                                                                       ----------           ----------           ----------
                                                                          300,837                                   300,837
                                                                       ----------           ----------           ----------

DEFERRED CREDITS AND OTHER LIABILITIES
    Deferred income taxes, net                                            389,594              (11,658)             377,936
    Regulatory liability for New Jersey income tax benefit                 49,262                                    49,262
    Above-market purchased energy contracts
       other electric restructuring liabilities                            16,921                                    16,921
    Deferred investment tax credits                                        39,608                 (599)              39,009
    Long-term capital lease obligation                                     14,911                                    14,911
    Pension benefit obligation                                             20,309                                    20,309
    Other postretirement benefit obligation                                42,952                                    42,952
    Other                                                                  22,381                                    22,381
                                                                       ----------           ----------           ----------
                                                                          595,938              (12,257)             583,681
                                                                       ----------           ----------           ----------

CAPITALIZATION
    Common stock, $3 par value; shares authorized:
       25,000,000 ; shares outstanding: 18,320,937                         54,963                                    54,963
    Additional paid-in capital                                            493,007              (77,212)             415,795
    Retained earnings                                                     129,981                                   129,981
                                                                       ----------           ----------           ----------
       Total common stockholder's equity                                  677,951              (77,212)             600,739
    Preferred stock subject to mandatory redemption                        23,950                                    23,950
    Preferred stock not subject to mandatory redemption                     6,231                                     6,231
    Preferred stock of subsidiary trusts subject to mandatory
       redemption                                                          95,000                                    95,000
    Long-term debt                                                        954,752                                   954,752
                                                                       ----------           ----------           ----------
                                                                        1,757,884              (77,212)           1,680,672
                                                                       ----------           ----------           ----------


TOTAL CAPITALIZATION AND LIABILITIES                                   $2,654,659           $  (89,469)          $2,565,190
                                                                       ==========           ==========           ==========

                             NOTES TO EXHIBIT FS-5


Exhibit FS-5 includes the following:

I. Pro Forma Consolidated Balance Sheets for Atlantic City Electric Company (Exhibit FS-5). The three (3) columns on each proforma balance sheet represent the following:

      Column 1: The actual consolidated balance sheet as of December 31, 1999.

      Column 2: The pro forma effects of the transfer of certain generating assets to affiliates as described in Item 1.A. "Introduction" of this filing.

      Column 3: The Consolidated Balance Sheets as of December 31, 1999 on a pro forma basis to include the expected effects of the transfer of certain generating assets.